Exhibit 99.1

ORAGENICS, INC.

12085 Research Drive
Alachua, Florida
Tel: 386.418.4018 Fax: 386-462-0875
www.oragenics.com

NEWS RELEASE

Trading Symbol - ORA.U (TSX-V)	October 31, 2003

Grant of Stock Options

Alachua, Florida - Oragenics, Inc. (the "Company") announces that it has granted stock options to Paul Hassie, Chief Financial Officer of the Company, and Brian Anderson, a director of the Company. On July 31, 2003, Mr. Hassie was granted options to purchase 20,000 shares at US$2.65 per share, exercisable until July 31, 2008. On September 3, 2003, Mr. Anderson was granted options exercisable at a price of US$4.00 per share exercisable until September 3, 2008. The options will vest over a period of 3 years. Any shares acquired on the exercise of the options will be subject to a hold period of four months from the date the options were granted and the options will terminate 90 days after the optionee ceases to serve the Company. The grant of the options is subject to TSX Venture Exchange acceptance.

On Behalf of the Board of Directors of

ORAGENICS, INC.

/s/ Mento A. Sponis
Mento A. Soponis, President

Contact:     Mento A. ("Chuck") Soponis, Chief Executive Officer
                  Oragenics, Inc., Tel: 386-418-4018

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